Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

TIANCI INTERNATIONAL, INC.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $$0.0001 per share	(1)	457(o)		$	$6,000,000.00	0.0001381	$828.60
Fees to be Paid	Equity	Common Warrants	(2)	Other				0.0001381	0.00
Fees to be Paid	Equity	Common Stock issuable upon exercise of Common Warrants	(3)	457(o)			6,000,000.00	0.0001381	828.60
Fees to be Paid	Equity	Pre-Funded Warrants	(4)	Other				0.0001381	0.00
Fees to be Paid	Equity	Common Stock issuable upon exercise of Pre-Funded Warrants	(5)	457(o)			0.00	0.0001381	0.00
Fees to be Paid	Equity	Placement Agent Warrants	(6)	Other				0.0001381	0.00
Fees to be Paid	Equity	Common Stock issuable upon exercise of Placement Agent Warrants	(7)	457(o)			300,000.00	0.0001381	41.43
Fees to be Paid	Equity	Units consisting of: (i) Common Stock, and (ii) Common Warrants	(8)	Other				0.0001381	0.00
Fees to be Paid	Equity	Pre-Funded Units consisting of: (i) Pre-Funded Warrants, and (ii) Common Warrants	(9)	Other		$		$0.0001381	$0.00

Total Offering Amounts:							$12,300,000.00		1,698.63
Total Fees Previously Paid:
Total Fee Offsets:									0.00
Net Fee Due:									$1,698.63

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Offering Note(s)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 (the “Securities Act”). Pursuant to Rule 416(a) under the Securities Act, there is also being registered hereunder such indeterminate additional number of securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

The proposed maximum offering price of the Units proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Pre-Funded Units offered and sold in the offering, and as such, the proposed aggregate maximum offering price of the Units together with Pre-Funded Units (as well as the Common Stock included in the Units and issuable upon exercise of the Common Warrants and Pre-Funded Warrants included in such Units and Pre-Funded Units, as applicable), if any, is $6,000,000.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 (the “Securities Act”). Pursuant to Rule 416(a) under the Securities Act, there is also being registered hereunder such indeterminate additional number of securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

There will be issued one Common Warrant to purchase one share of Common Stock for every one share of Common Stock offered. As estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act, the proposed maximum offering price of the Common Stock issuable upon exercise of the Common Warrants included in the Units or Pre-Funded Units, as applicable, proposed to be sold in the offering is $6,000,000, which is equal to 100% of $6,000,000, as each Unit and each Pre-Funded Unit will include a Common Warrant to purchase one share of Common Stock at an exercise price equal to 100% of the purchase price per Unit.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 (the “Securities Act”). Pursuant to Rule 416(a) under the Securities Act, there is also being registered hereunder such indeterminate additional number of securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

There will be issued one Common Warrant to purchase one share of Common Stock for every one share of Common Stock offered. As estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act, the proposed maximum offering price of the Common Stock issuable upon exercise of the Common Warrants included in the Units or Pre-Funded Units, as applicable, proposed to be sold in the offering is $6,000,000, which is equal to 100% of $6,000,000, as each Unit and each Pre-Funded Unit will include a Common Warrant to purchase one share of Common Stock at an exercise price equal to 100% of the purchase price per Unit.

(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 (the “Securities Act”). Pursuant to Rule 416(a) under the Securities Act, there is also being registered hereunder such indeterminate additional number of securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

The proposed maximum offering price of the Units proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Pre-Funded Units offered and sold in the offering, and as such, the proposed aggregate maximum offering price of the Units together with Pre-Funded Units (as well as the Common Stock included in the Units and issuable upon exercise of the Common Warrants and Pre-Funded Warrants included in such Units and Pre-Funded Units, as applicable), if any, is $6,000,000.

(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 (the “Securities Act”). Pursuant to Rule 416(a) under the Securities Act, there is also being registered hereunder such indeterminate additional number of securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

The proposed maximum offering price of the Units proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Pre-Funded Units offered and sold in the offering, and as such, the proposed aggregate maximum offering price of the Units together with Pre-Funded Units (as well as the Common Stock included in the Units and issuable upon exercise of the Common Warrants and Pre-Funded Warrants included in such Units and Pre-Funded Units, as applicable), if any, is $6,000,000.
(6)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 (the “Securities Act”). Pursuant to Rule 416(a) under the Securities Act, there is also being registered hereunder such indeterminate additional number of securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

The registrant has agreed to issue to the placement agent or its designees, upon the closing of this offering, warrants (the “Placement Agent Warrants”) to purchase a number of shares of common stock equal to 5% of the aggregate number of shares of common stock (or securities exercisable for shares of common stock) being sold in this offering. The exercise price of the Placement Agent Warrants is equal to 100% of the public offering price per share of common stock and accompanying common stock purchase warrants. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act, the proposed maximum aggregate offering price of the Placement Agent Warrants is $300,000, which is equal to 100% of $300,000 (5% of $6,000,000).

(7)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 (the “Securities Act”). Pursuant to Rule 416(a) under the Securities Act, there is also being registered hereunder such indeterminate additional number of securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

The registrant has agreed to issue to the placement agent or its designees, upon the closing of this offering, warrants (the “Placement Agent Warrants”) to purchase a number of shares of common stock equal to 5% of the aggregate number of shares of common stock (or securities exercisable for shares of common stock) being sold in this offering. The exercise price of the Placement Agent Warrants is equal to 100% of the public offering price per share of common stock and accompanying common stock purchase warrants. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act, the proposed maximum aggregate offering price of the Placement Agent Warrants is $300,000, which is equal to 100% of $300,000 (5% of $6,000,000).

(8)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 (the “Securities Act”). Pursuant to Rule 416(a) under the Securities Act, there is also being registered hereunder such indeterminate additional number of securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

The proposed maximum offering price of the Units proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Pre-Funded Units offered and sold in the offering, and as such, the proposed aggregate maximum offering price of the Units together with Pre-Funded Units (as well as the Common Stock included in the Units and issuable upon exercise of the Common Warrants and Pre-Funded Warrants included in such Units and Pre-Funded Units, as applicable), if any, is $6,000,000.
(9)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 (the “Securities Act”). Pursuant to Rule 416(a) under the Securities Act, there is also being registered hereunder such indeterminate additional number of securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

The proposed maximum offering price of the Units proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Pre-Funded Units offered and sold in the offering, and as such, the proposed aggregate maximum offering price of the Units together with Pre-Funded Units (as well as the Common Stock included in the Units and issuable upon exercise of the Common Warrants and Pre-Funded Warrants included in such Units and Pre-Funded Units, as applicable), if any, is $6,000,000.